UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2009, Golden Star Resources Ltd. (“Golden Star”) entered into an Underwriting Agreement and an Agency Agreement in connection with the previously announced offering of 20,000,000 Golden Star common shares.

The Underwriting Agreement is with BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc. and Macquarie Capital Markets Canada Ltd. (the “Canadian Underwriters”), under which the Canadian Underwriters have agreed to purchase 55%, 35% and 10% respectively, of 20,000,000 common shares. Subject to the terms of the Underwriting Agreement, Golden Star has agreed to issue and sell and the Canadian Underwriters have agreed to purchase on or about December 17, 2009, or such other date as may be agreed upon but not later than January 15, 2010, 100% of the common shares offered at a price of $3.75 per share, for total net proceeds to Golden Star of $71,625,000 after payment of the underwriters’ fees and before estimated offering expenses. The Underwriting Agreement requires Golden Star to pay the Canadian Underwriters a fee of $0.16875 per common share sold by them, which will be paid out of the gross proceeds of the offering. The Canadian Underwriters have an option to acquire an additional 3,000,000 common shares, which, if exercised in full, would result in total net proceeds to Golden Star of $82,368,750.

The Agency Agreement is with BMO Capital Markets Corp., Wellington West Capital Markets (USA) Inc. and Macquarie Capital Markets North America Ltd. (the “U.S. Agents”). Subject to the terms of the Agency Agreement, Golden Star has appointed the U.S. Agents to offer the common shares for sale to the public in the United States on a best efforts basis at a price of $3.75 per common share. The Agency Agreement requires Golden Star to pay the U.S. Agents a fee of $0.16875 per common share sold by them, which will be paid out of the gross proceeds of the offering. The U.S. Agents have not committed to purchase a minimum amount of common shares under the Agency Agreement. Any shares sold by the U.S. Agents under the Agency Agreement will reduce the obligation of the Canadian Underwriters to take up and pay for shares in an equal amount.

The description of the terms of each of these agreements is qualified in its entirety by reference to the agreements, copies of which are included under Item 9.01(d) as Exhibit 1.1 and 1.2 to this Current Report and are included in this item by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated December 4, 2009 among Golden Star Resources Ltd., BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc. and Macquarie Capital Markets Canada Ltd.

1.2	Agency Agreement dated December 4, 2009 among Golden Star Resources Ltd., BMO Capital Markets Corp., Wellington West Capital Markets (USA) Inc. and Macquarie Capital Markets North America Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009

Golden Star Resources Ltd.

By:	/S/ JOHN A. LABATE
John A. Labate
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated December 4, 2009 among Golden Star Resources Ltd., BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc. and Macquarie Capital Markets Canada Ltd.

1.2	Agency Agreement dated December 4, 2009 among Golden Star Resources Ltd., BMO Capital Markets Corp., Wellington West Capital Markets (USA) Inc. and Macquarie Capital Markets North America Ltd.